SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 26, 2007

COMMUNITY CENTRAL BANK CORPORATION (Exact name of Registrant as specified in its Charter)

Michigan State or other jurisdiction of incorporation)	000-33373 (Commission File No.)	38-3291744 (IRS Employer Identification Number)

P.O. Box 7 Mount Clemens, Michigan 48046-0007 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (586) 783-4500

N/A (Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NEXT PAGE

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On October 26, 2007, Community Central Bank Corporation (the "Company") announced that James T. Mestdagh was appointed to serve on its Board of Directors and the Board of Directors of its wholly-owned operating subsidiary, Community Central Bank, effective immediately. There is no arrangement or understanding pursuant to which James T. Mestdagh was selected as a director. Mr. Mestdagh will receive compensation for his service as a director that is consistent with the compensation paid to the Company's other non-employee directors.

The Board of Directors has determined that Mr. Mestdagh is independent, as defined under applicable Nasdaq listing standards, and has been appointed to serve on its Asset/Liability and Nominating Committees.

There are no related party transactions (which would require disclosure under Item 404(a) of Regulation S-K between Mr. Mestdagh and the Corporation or the Bank.

As a result of Mr. Mestdagh's appointments to the Boards of Directors of the Corporation and Community Central Bank, the size of the Boards of Directors of the Corporation and the Bank were increased from eight to nine members.

A copy of the Company's press release announcing the appointment of James T. Mestdagh is filed as Exhibit 99.1 hereto and is hereby incorporated by reference.

ITEM 9.01  Financial Statements and Exhibits

            (c)     The following exhibit is filed as part of this report.

                      Exhibit 99.1        Press Release dated October 26, 2007

NEXT PAGE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CENTRAL BANK CORPORATION
Date: October 29, 2007	By:	/s/ Ray T. Colonius
Ray T. Colonius (Duly Authorized Officer) Chief Financial Officer

NEXT PAGE

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated October 29, 2007